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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION


                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811


                               September 21, 2000

Solectron Corporation
777 Gibraltar Drive
Milpitas, California  95035

     RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Solectron Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about September 21, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 2,491,272 shares of the Company's Common Stock (the "Shares"), issued to the former stockholders of Bluegum Group Pty Limited pursuant to the Share Acquisition Agreement dated May 31, 2000 (the "Agreement").

     As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Agreement and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares pursuant to the Agreement.

     In our opinion, the Shares, when issued and sold pursuant to the Agreement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                        Very truly yours,

                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/ Wilson Sonsini Goodrich & Rosati